EXHIBIT 99.1

Air Methods Reports Fourth Quarter 2016 Results

DENVER, Feb. 28, 2017 (GLOBE NEWSWIRE) -- Air Methods Corporation (Nasdaq:AIRM), the global leader in air medical transportation, today reported financial results for the quarter ended December 31, 2016.

Fourth Quarter 2016 Results:

  Revenue of $297.5 million, compared to $272.4 million for the fourth quarter of 2015, an increase of 9.2%.
  Diluted earnings per share from continuing operations of $0.54, compared to $0.57 for the fourth quarter of 2015, a decrease of 5.3%.
  Depreciation and amortization expense of $23.5 million and interest expense of $8.1 million, compared to $21.3 million and $7.0 million for the fourth quarter of 2015, respectively, due primarily to the Tri-State Care Flight (TSCF) acquisition. This represents increases of 10.3% and 17.0%, respectively.
  Adjusted EBITDA from continuing operations* (a non-GAAP measure) of $66.4 million, compared to $65.6 million for the fourth quarter of 2015, an increase of 1.2%.

Aaron Todd, CEO of Air Methods, stated, “Patient transports rebounded in the fourth quarter, increasing 11.1% in total and 1.5% on a same-base basis as the Company benefited from changes implemented towards the end of the third quarter and early in the fourth quarter and from more normal weather. We remain focused on driving shareholder value by improving the utilization of the Company’s assets, increasing its net revenue per transport through improvements in the Company’s revenue cycle operations and increasing the percent of commercial claims that are in network, growing the Company’s air medical footprint, and increasing the revenue and profitability of the Tourism operations.”

Peter Csapo, CFO of Air Methods, added, “In the fourth quarter, we continued to make significant progress on one of our highest priorities, achieving a year-over-year reduction in DSOs of 6 days to 124 days. When coupled with the 38% reduction in capital expenditures in 2016, the Company’s free cash flow* (a non-GAAP measure) for 2016 improved by $111.7 million over the prior year.”

* Adjusted EBITDA and free cash flow are non-GAAP measures. Reconciliations of Adjusted EBITDA to net income (loss) and free cash flow to net cash provided by continuing operating activities, the most directly comparable financial measures presented in accordance with GAAP, are set forth in the schedules accompanying this release. See “Non-GAAP Financial Measures.”

Fourth Quarter Performance by Segment

For the fourth quarter, Air Medical Services (AMS) revenue increased 11.4% to $262.9 million compared to $236.0 million in the prior-year quarter. Excluding the acquisition of TSCF, revenues increased 7.1%. Key operating statistics include:

	4Q16	4Q15	YOY Change (%)
Transports	17,571	15,817	11.1%
Transports + Weather Cancellations	23,924	22,945	4.3%
Same-Base Transports (SBTs)	15,107	14,891	1.5%
SBT + Weather Cancellations	20,837	21,664	(3.8%)
Net Revenue per Transport	$12,875	$12,508	2.9%

Flight center and aircraft operations expenses increased 12.3% to $156.6 million in the current quarter compared to $139.4 million in the prior year quarter. AMS maintenance expense increased 13.0% per flight hour during the fourth quarter compared to the prior-year quarter. This was offset partially by a 13.0% decline in the cost per hour for fuel during the fourth quarter compared to the fourth quarter of 2015. AMS segment adjusted EBITDA (a non-GAAP measure) increased 5.8% to $77.0 million compared to $72.7 million for the fourth quarter of 2015.

Tourism revenues increased 2.5% to $29.6 million in the fourth quarter compared to $28.9 million in the prior-year quarter.  Total passengers decreased 1.6% to 101,623 during the fourth quarter compared to 103,261 in the prior-year quarter. Total revenue per passenger increased 4.3% to $292 in the fourth quarter compared to $280 in the prior-year quarter. Tourism operating expenses increased 1.5% to $20.7 million in the fourth quarter compared to $20.4 million in the prior-year quarter. Results benefitted from an 18.1% reduction in the maintenance cost per flight hour and a 4.1% reduction in the fuel cost per flight hour in the fourth quarter of 2016 compared to the fourth quarter of 2015. Tourism segment adjusted EBITDA (a non-GAAP measure) increased 18.9% to $4.9 million in the fourth quarter compared to $4.1 million in the prior-year quarter.

United Rotorcraft’s external revenue declined by 34.2% to $4.9 million in the fourth quarter compared to $7.4 million in the prior-year quarter. Its segment adjusted EBITDA (a non-GAAP measure) declined in the fourth quarter to a loss of $1.1 million from a gain of $1.5 million in the prior year period.

Share Repurchase Program

The Company did not repurchase shares during the fourth quarter. To date, it has repurchased 3.1 million shares for $109.9 million and has $90.1 million remaining on its authorized program.

Fourth Quarter 2016 Conference Call

The Company will discuss these results in a conference call scheduled today at 4:30 p.m. Eastern. Interested parties can access the call by dialing (855) 601-0049 (domestic) or (720) 398-0100 (international) or by accessing the web cast at www.airmethods.com. A replay of the call will be available at (855) 859-2056 (domestic) or (404) 537-3406 (international), access number 10184903, for 3 days following the call and the web cast can be accessed at www.airmethods.com for 30 days. Concurrently, the Company will post a financial supplement that contains final operating statistics on its website, www.airmethods.com.

Air Methods Corporation (www.airmethods.com) is the global leader in air medical transportation. The Air Medical Services Division is the largest provider of air medical transport services in the United States. The United Rotorcraft Division specializes in the design and manufacture of aeromedical and aerospace technology. The Tourism Division is comprised of Sundance Helicopters, Inc. and Blue Hawaiian Helicopters, which provide helicopter tours and charter flights in the Las Vegas/Grand Canyon region and Hawaii, respectively. Air Methods’ fleet of owned, leased or maintained aircraft features approximately 500 helicopters and fixed wing aircraft.

Forward Looking Statements: Forward-looking statements in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this press release that are “forward-looking statements”, including statements we make with regard to the Company’s focus on driving shareholder value by (i) improving utilization of the Company’s assets (ii) increasing its net revenue per transport through, among other things, (x) improvements in the Company’s revenue cycle operations; and (y) increases in the number of commercial claims that are in-network; (iii) expanding the Company’s air medical footprint; and (iv) increasing the revenue and profitability of the Company’s Tourism operations; are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors, including but not limited to, the Company’s completion of its final quarter-end closing and review procedures, the size, structure and growth of the Company's air medical services, United Rotorcraft Division and Tourism Division; the collection rates for patient transports; collection of future price increases for patient transports; requests for air medical services; shifts in payer mix resulting in a decrease of the number of privately insured transports, execution of the integration plan for Tri-State Care Flight; the continuation and/or renewal of air medical service contracts; general trends in the health care industry; weather conditions across the U.S.; development and changes in laws and regulations, including, without limitation, increased regulation of the health care and aviation industry through legislative action and revised rules and standards; and other matters set forth in the Company's filings with the SEC. The Company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

IMPORTANT ADDITONAL INFORMATION AND WHERE TO FIND IT
Air Methods intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) with respect to its 2017 Annual Meeting (the “2017 Proxy Statement”). AIR METHODS STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE 2017 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Air Methods, its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Air Methods stockholders in connection with the matters to be considered at Air Methods’ 2017 Annual Meeting. Information about Air Methods’ directors and executive officers is available in Air Methods’ proxy statement, dated April 29, 2016, for its 2016 Annual Meeting. To the extent holdings of Air Methods’ securities by such directors or executive officers have changed since the amounts printed in the 2016 proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2017 Proxy Statement and other materials to be filed with the SEC in connection with Air Methods’ 2017 Annual Meeting. Stockholders will be able to obtain the 2017 Proxy Statement, any amendments or supplements thereto and other documents filed by Air Methods with the SEC free of charge at the SEC’s website at www.sec.gov. Copies also will be available free of charge at Air Methods’ website (www.airmethods.com) or by writing to Air Methods’ Corporate Secretary at Air Methods, 7211 South Peoria Street, Englewood, Colorado 80112, or by calling Air Methods’ Corporate Secretary at (303) 792-7400.

CONTACTS: Peter P. Csapo, Chief Financial Officer, (peter.csapo@airmethods.com). Please contact Christina Brodsly at (christina.brodsly@airmethods.com) to be included on the Company’s e-mail distribution list.

– FINANCIAL STATEMENTS ATTACHED –

AIR METHODS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(unaudited)

	December 31, 2016	December 31, 2015

ASSETS

Current assets:
Cash and cash equivalents	$5,903	$5,808
Trade receivables, net	380,249	360,542
Other current assets	100,228	91,251

Total current assets	486,380	457,601

Net property and equipment	878,009	799,656
Other assets, net	424,876	278,693

Total assets	$1,789,265	$1,535,950

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable related to aircraft pending long-term financing	$15,179	$2,955
Current portion of indebtedness	80,584	58,304
Accounts payable, accrued expenses and other	90,133	87,211

Total current liabilities	185,896	148,470

Long-term indebtedness	810,944	635,615
Other non-current liabilities	219,883	179,129

Total liabilities	1,216,723	963,214

Redeemable non-controlling interests	-	8,550

Total stockholders' equity	572,542	564,186

Total liabilities and stockholders' equity	$1,789,265	$1,535,950

AIR METHODS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Amounts in thousands, except share and per share amounts)
(unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,

	2016	2015	2016	2015

Revenue:
Patient transport revenue, net	$226,219	198,207	869,267	759,877
Air medical services contract revenue	33,360	34,158	135,742	153,901
Tourism revenue	29,644	28,918	127,886	127,795
Product operations	4,895	7,513	23,794	24,479
Transfer center, dispatch and billing service revenue	3,355	3,647	13,766	14,386
Total revenue	297,473	272,443	1,170,455	1,080,438

Expenses:
Operating expenses	189,496	170,422	722,355	656,085
General and administrative	43,553	37,693	164,016	146,391
Depreciation and amortization	23,455	21,272	93,107	83,354
	256,504	229,387	979,478	885,830

Operating income	40,969	43,056	190,977	194,608

Interest expense	(8,136)	(6,954)	(31,990)	(21,995)
Other, net	360	786	1,719	2,056

Income from continuing operations before income taxes	33,193	36,888	160,706	174,669

Income tax expense	(13,337)	(14,370)	(62,831)	(68,213)

Income from continuing operations	19,856	22,518	97,875	106,456

Loss on discontinued operations, net of income taxes	-	(20)	-	(398)

Net income	19,856	22,498	97,875	106,058

Income (loss) attributable to redeemable non-controlling interests	-	(44)	(30)	640

Net income attributable to Air Methods Corporation and subsidiaries	$19,856	22,542	97,905	105,418

Income per common share:
Basic
Continuing operations	$0.55	0.57	2.58	2.67
Discontinued operations	-	-	-	(0.01)
Diluted
Continuing operations	$0.54	0.57	2.57	2.66
Discontinued operations	-	-	-	(0.01)

Weighted average common shares outstanding:
Basic	36,396,593	39,262,268	37,732,644	39,272,585
Diluted	36,444,558	39,418,254	37,798,690	39,420,963

AIR METHODS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(unaudited)

	Year Ended
	December 31,

	2016	2015

Cash flows from operating activities:
Net income	$97,875	106,058
Loss from discontinued operations, net of income taxes	-	398
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	93,107	83,354
Deferred income tax expense	43,984	27,245
Stock-based compensation	6,907	7,458
Amortization of debt issuance costs	1,249	1,004
Loss on disposition of assets	2,132	3,291
Unrealized loss (gain) on derivative instrument	(511)	369
Loss from equity method investee	419	1,082
Changes in assets and liabilities, net of effects of acquisitions	(18,074)	(57,853)

Net cash provided by continuing operating activities	227,088	172,406
Net cash used by discontinued operating activities	-	(92)
Net cash provided by operating activities	227,088	172,314

Cash flows from investing activities:
Acquisition of subsidiaries	(225,577)	-
Acquisition of property and equipment	(91,946)	(148,999)
Acquisition of hospital programs	-	(64,654)
Buy-out of previously leased aircraft	(17,176)	(17,747)
Proceeds from disposition of equipment	10,272	9,664
Decrease (increase) in other assets	(3,232)	(6,475)

Net cash used by continuing investing activities	(327,659)	(228,211)
Net cash provided (used) by discontinued investing activities	-	25
Net cash used by investing activities	(327,659)	(228,186)

Cash flows from financing activities:
Proceeds from issuance of common stock, net	803	610
Payments for purchases of common stock	(96,497)	(13,457)
Payments for financing costs	(81)	(4,622)
Proceeds from long-term debt	293,454	151,701
Payment of long-term debt, notes payable, and capital lease obligations	(97,013)	(85,717)

Net cash provided (used) by continuing financing activities	100,666	48,515
Net cash provided (used) by discontinued financing activities	-	-
Net cash provided (used) by financing activities	100,666	48,515

Increase (decrease) in cash and cash equivalents	95	(7,357)

Cash and cash equivalents at beginning of period	5,808	13,165

Cash and cash equivalents at end of period	$5,903	5,808

AIR METHODS CORPORATION AND SUBSIDIARIES
RECONCILIATION OF CASH FLOW FROM OPERATIONS TO FREE CASH FLOW
(Amounts in thousands)
(unaudited)

	Year Ended
	December 31,

	2016	2015

Net cash provided by continuing operating activities	$227,088	172,406

Acquisition of property and equipment	(91,946)	(148,999)

Free cash flow	135,142	23,407

Non-GAAP Measures: This release may discuss Adjusted EBITDA from continuing operations and free cash flow, which are not calculated in conformity with U.S. Generally Accepted Accounting Principles (GAAP). The Company defines Adjusted EBITDA from continuing operations as earnings attributable to Air Methods Corp. and its subsidiaries (AMC) before interest, income taxes, depreciation, amortization, gain or loss on disposition of assets, and discontinued operations. The Company defines free cash flow as cash flow from continuing operations less capital expenditures. Buyouts of previously leased aircraft, payments for hospital contract conversions, and proceeds from the disposition of assets are excluded from the calculation. To supplement the Company’s consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. Management believes the additions and subtractions from net income used to calculate Adjusted EBITDA from continuing operations reflect the measurements that its bank creditors and third party stock analysts use in evaluating the Company. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company's financial results. The presentation of non-GAAP measures is not meant to be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

AIR METHODS CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Amounts in thousands)
(unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015

Net income attributable to Air Methods Corporation and subsidiaries	$19,856	22,542	97,905	105,418
Loss on discontinued operations, net of income taxes	-	(20)	-	(398)
Net income from continuing operations attributable to Air Methods Corporation and subsidiaries	19,856	22,562	97,905	105,816

Interest expense *	8,136	6,954	31,990	21,874
Income tax expense *	13,337	14,370	62,831	68,213
Depreciation and amortization *	23,455	21,272	93,107	83,072
Loss (gain) on disposition of assets, net *	1,568	415	2,132	3,292

Adjusted EBITDA from continuing operations	$66,352	65,573	287,965	282,267

* Excludes amounts attributable to redeemable non-controlling interests

Non-GAAP Measures: This release may discuss Adjusted EBITDA from continuing operations and free cash flow, which are not calculated in conformity with U.S. Generally Accepted Accounting Principles (GAAP). The Company defines Adjusted EBITDA from continuing operations as earnings attributable to Air Methods Corp. and its subsidiaries (AMC) before interest, income taxes, depreciation, amortization, gain or loss on disposition of assets, and discontinued operations. The Company defines free cash flow as cash flow from continuing operations less capital expenditures. Buyouts of previously leased aircraft, payments for hospital contract conversions, and proceeds from the disposition of assets are excluded from the calculation. To supplement the Company’s consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. Management believes the additions and subtractions from net income used to calculate Adjusted EBITDA from continuing operations reflect the measurements that its bank creditors and third party stock analysts use in evaluating the Company. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company's financial results. The presentation of non-GAAP measures is not meant to be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

AIR METHODS CORPORATION AND SUBSIDIARIES
RECONCILIATION OF AIR MEDICAL SERVICES DIVISION NET INCOME TO ADJUSTED EBITDA
(Amounts in thousands)
(unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015

Net income attributable to Air Methods Corporation and subsidiaries	$50,486	49,938	$210,257	214,445
Loss on discontinued operations, net of income taxes	-	(20)	-	(398)
Net income from continuing operations attributable to Air Methods Corporation and subsidiaries	50,486	49,958	210,257	214,843

Interest expense	6,448	5,406	25,538	16,575
Income tax expense	-	-	-	-
Depreciation and amortization	19,705	17,661	78,078	69,687
Loss (gain) on disposition of assets, net	332	(276)	226	1,084

Adjusted EBITDA from continuing operations	$76,971	72,749	$314,099	302,189

Non-GAAP Measures: This release may discuss Adjusted EBITDA from continuing operations and free cash flow, which are not calculated in conformity with U.S. Generally Accepted Accounting Principles (GAAP). The Company defines Adjusted EBITDA from continuing operations as earnings attributable to Air Methods Corp. and its subsidiaries (AMC) before interest, income taxes, depreciation, amortization, gain or loss on disposition of assets, and discontinued operations. The Company defines free cash flow as cash flow from continuing operations less capital expenditures. Buyouts of previously leased aircraft, payments for hospital contract conversions, and proceeds from the disposition of assets are excluded from the calculation. To supplement the Company’s consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. Management believes the additions and subtractions from net income used to calculate Adjusted EBITDA from continuing operations reflect the measurements that its bank creditors and third party stock analysts use in evaluating the Company. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company's financial results. The presentation of non-GAAP measures is not meant to be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

AIR METHODS CORPORATION AND SUBSIDIARIES
RECONCILIATION OF TOURISM DIVISION NET INCOME TO ADJUSTED EBITDA
(Amounts in thousands)
(unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015

Net income from continuing operations attributable to Air Methods Corporation and subsidiaries	$1,593	340	$10,332	9,985

Interest expense *	1,155	978	4,340	3,296
Income tax expense *	-	-	-	-
Depreciation and amortization *	2,286	2,139	9,184	7,648
Loss on disposition of assets, net *	(113)	681	571	2,197

Adjusted EBITDA from continuing operations	$4,921	4,138	$24,427	23,126

* Excludes amounts attributable to redeemable non-controlling interests

Non-GAAP Measures: This release may discuss Adjusted EBITDA from continuing operations and free cash flow, which are not calculated in conformity with U.S. Generally Accepted Accounting Principles (GAAP). The Company defines Adjusted EBITDA from continuing operations as earnings attributable to Air Methods Corp. and its subsidiaries (AMC) before interest, income taxes, depreciation, amortization, gain or loss on disposition of assets, and discontinued operations. The Company defines free cash flow as cash flow from continuing operations less capital expenditures. Buyouts of previously leased aircraft, payments for hospital contract conversions, and proceeds from the disposition of assets are excluded from the calculation. To supplement the Company’s consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. Management believes the additions and subtractions from net income used to calculate Adjusted EBITDA from continuing operations reflect the measurements that its bank creditors and third party stock analysts use in evaluating the Company. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company's financial results. The presentation of non-GAAP measures is not meant to be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

AIR METHODS CORPORATION AND SUBSIDIARIES
RECONCILIATION OF UNITED ROTORCRAFT DIVISION NET INCOME TO ADJUSTED EBITDA
(Amounts in thousands)
(unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015

Net income (loss) from continuing operations attributable to Air Methods Corporation and subsidiaries	$(1,983)	597	$(1,702)	2,692

Interest expense	-	-	-	-
Income tax expense	-	-	-	-
Depreciation and amortization	843	878	3,441	3,407
Loss on disposition of assets, net	-	-	-	-

Adjusted EBITDA from continuing operations	$(1,140)	1,475	$1,739	6,099

Non-GAAP Measures: This release may discuss Adjusted EBITDA from continuing operations and free cash flow, which are not calculated in conformity with U.S. Generally Accepted Accounting Principles (GAAP). The Company defines Adjusted EBITDA from continuing operations as earnings attributable to Air Methods Corp. and its subsidiaries (AMC) before interest, income taxes, depreciation, amortization, gain or loss on disposition of assets, and discontinued operations. The Company defines free cash flow as cash flow from continuing operations less capital expenditures. Buyouts of previously leased aircraft, payments for hospital contract conversions, and proceeds from the disposition of assets are excluded from the calculation. To supplement the Company’s consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. Management believes the additions and subtractions from net income used to calculate Adjusted EBITDA from continuing operations reflect the measurements that its bank creditors and third party stock analysts use in evaluating the Company. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company's financial results. The presentation of non-GAAP measures is not meant to be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.